UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 14, 2023
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, Mr. James L. Bierman, a Class II director of the Board of Directors (the “Board”) of Novan, Inc. (the “Company”), notified the Company of his resignation from the Board and any committee thereof, effective June 14, 2023. Mr. Bierman’s decision was based on a decision to pursue other commercial opportunities and not based on any disagreement with the Company regarding its operations, policies or practices. The Board has appointed Steven D. Skolsky to serve as Chairman of the Nominating and Corporate Governance Committee following Mr. Bierman’s resignation.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: June 16, 2023	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer